Exhibit 99.1

Mobix Labs, Inc. Announces Fourth Quarter and Full Year 2024 Financial Results

Revenue up 44% sequentially and significant Gross Margin expansion

Acquisition strategy successfully expanding end markets and diversifying offerings

Increasing Customer Demand

IRVINE, Calif.– December 19, 2024 – Mobix Labs, Inc. (Nasdaq: MOBX) (“Mobix Labs”, “Mobix” or the “Company”), a leader in advanced connectivity solutions, today announced financial results for its fiscal fourth quarter and year ended September 30, 2024.

“We are pleased to announce a successful fiscal fourth quarter that caps off Mobix Labs’ results as we complete our first year as a public company,” said Fabian Battaglia, CEO of Mobix Labs. “I’m proud of our team’s execution as we are quickly growing the breadth of our offerings and targeting synergistic accretive acquisitions. Integrating technologies and businesses is part of our core DNA, and shaping tomorrow’s connectivity is front and center for Mobix.”

“We were pleased with both our revenue growth of 426% for the fiscal year and our gross margin expansion,” commented Keyvan Samini, President and CFO of Mobix Labs. “Fiscal 2024 was a transformative year and as we begin 2025, we are pursuing additional financing to fuel our acquisition strategy and to provide for working capital to fulfill our strong customer demand.”

Financial Highlights for Fourth Quarter of 2024

●	Revenue: Total revenue grew to $3.0 million in the fourth quarter of 2024, a 44% increase from $2.1 million in the third quarter of 2024.
●	Loss from Operations: GAAP loss from operations for the quarter was $11.2 million, compared to a loss of $9.3 million for the third quarter of 2024. On a non-GAAP basis, adjusted loss from operations for the quarter was $3.6 million compared to a loss of $4.1 million for the third quarter of 2024.

Financial Highlights for Fiscal Year 2024

●	Revenue: Total revenue grew to $6.4 million in 2024, a 426% increase from $1.2 million in 2023.
●	Loss from Operations: GAAP loss from operations for the year was $46.4 million, compared to a loss of $35.5 million in 2023. On a non-GAAP basis, adjusted loss from operations for the year was $16.0 million compared to a loss of $18.7 million in 2023.

Recent Business Highlights

●	Signed a letter of intent to acquire Spacecraft Components Corp., a leader in high-precision, mission-critical components for aerospace, defense, and commercial applications. They are recognized for their cutting-edge engineering and manufacturing capabilities, which are vital to critical missile technology, submarines, naval ships, oil rigs, railcars, military and commercial jet aircraft, and many other applications. The acquisition would represent a significant strategic milestone for Mobix Labs as it expands its presence into new markets and strengthens its leadership in key industries.
●	EMI Interconnect Solutions announced filtered ARINC connectors, which are setting a new standard in price, performance and customization. Also, EMI announced significant new customers in the aerospace and defense sectors for custom-filtered next-generation high-performance connectors used in flight guidance and cockpit display systems.

●	Wireless Systems achieved strong revenue and increased margins during RaGE Systems’ first full quarter with Mobix. Continued production of present-generation radar imaging modules while also developing new generations of products to help our customers explore new product offerings. Also, expanded Multi-Spectral Imaging and Detection (“MSID”) programs by adding new capabilities to our customer-supported test facilities and demonstrated new capabilities and functionality for future programs.
●	Expanded relationship with UMASS Lowell in Massachusetts to include research on infrastructure degradation, safety for the rail industry and also SATCOM applications.

Financial Outlook

Net revenues are expected to fall within a range of $3.05 - $3.15 million in the fiscal first quarter of 2025.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP measures of financial performance, including:

●	Adjusted Gross Profit, which is defined as GAAP Gross Profit excluding amortization of acquisition-related intangible assets, inventory write-offs and stock-based compensation expense; and,
●	Adjusted Loss from Operations, which is defined as GAAP Loss from Operations excluding depreciation, amortization of acquisition-related intangible assets, merger and acquisition-related expenses, inventory write-offs and stock-based compensation expense.

The Company’s management believes it is useful to consider these non-GAAP financial measures, together with the corresponding GAAP financial measures, as they provide more transparency into current business trends, exclusive of the effects of certain non-cash expenses, acquisition-related charges, and items that may not be present in comparative fiscal periods. Management believes that, when considered together with reported GAAP financial measures, these non-GAAP financial measures are useful to investors and management in understanding the Company’s ongoing operations and operating trends and in analyzing the Company’s underlying financial performance.

These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, the comparable GAAP measures. These non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Mobix may consider whether other items should also be excluded in calculating the non-GAAP financial measures it uses. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Mobix Labs’ financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better our operating results. Internally, management uses these non-GAAP financial measures in assessing the Company’s operating results and in planning and forecasting. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Conference Call Information

Event:	Mobix Labs, Inc. Fourth Quarter 2024 Earnings Call
Date:	Thursday, December 19, 2024
Time:	2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time
Webcast:	investors.mobixlabs.com
Dial-in number:	https://register.vevent.com/register/BI37e4d59b857d4ae697e3f80cd43b40d1

Shortly after the completion of the conference call, an archived version of the webcast will be available on the Company’s investor relations website at investors.mobixlabs.com.

About Mobix Labs, Inc.

Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications. Our True Xero active optical cables (“AOCs”) are designed to meet customer needs for high-quality active optical cable solutions at an affordable price. These innovative technologies are designed for large and rapidly growing markets where there is increasing demand for higher performance communication and filtering systems which utilize an expanding mix of both wireless and connectivity technologies.

Mobix Labs and the logo, are among the trademarks of Mobix Labs. Other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about (i) our expectations regarding customer demand and requests for proposals as well as our ability to expand our customer base and product offerings; (ii) our financial outlook, including expectations regarding revenue growth and adjusted loss from operations; (iii) our ability to secure additional financing and any strategic initiatives, specifically with respect to synergistic product acquisitions; (iv) our expectations regarding our intent to acquire Spacecraft and any other possible acquisitions and (v) the impact of any strategic partnerships on our business, are forward-looking statements. Although Mobix Labs believes that the expectations reflected in the forward-looking statements are reasonable, Mobix Labs cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Mobix Labs may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include our ability to enter into a definitive agreement to acquire Spacecraft, as well as our ability to meet the closing conditions to acquire Spacecraft; the inability to meet future capital requirements and risks related to Mobix Labs’ ability to raise additional capital; the risk that Mobix Labs is unable to successfully commercialize its products and solutions, or experience significant delays in doing so; the risk that Mobix Labs may not be able to generate income from operations in the foreseeable future; the risks concerning Mobix Labs’ ability to continue as a going concern; the inability to maintain the listing of Mobix Labs’ securities on Nasdaq; the risk that the price of Mobix Labs’ securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which Mobix Labs operates, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting Mobix Labs’ business and changes in the combined capital structure; the risk that Mobix Labs experiences difficulties in managing its growth and expanding operations; the risk that Mobix Labs may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments; the risk that litigation may be commenced against Mobix Labs; the risk that Mobix Labs’ patent applications may not be approved or may take longer than expected, and Mobix Labs may incur substantial costs in enforcing and protecting its intellectual property; Mobix Labs’ reliance on a limited number of customers and retaining those customers; the impact of health epidemics, such as the COVID-19 pandemic, on Mobix Labs’ business and industry and the actions Mobix Labs may take in response thereto and to other geopolitical concerns; and in some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 14, 2024, and in any subsequent filings with the SEC. All information provided in this press release is as of the date of this press release, and Mobix Labs undertakes no duty to update such information, except as required under applicable law.

# # #

Investor Contact:

investors@mobixlabs.com

Source: Mobix Labs, Inc.

Mobix Labs, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	September 30,
	2024	2023
ASSETS
Current assets
Cash	$266	$89
Accounts receivable, net	2,813	53
Inventory	1,725	319
Prepaid expenses and other current assets	467	369
Total current assets	5,271	830

Property and equipment, net	1,177	1,859
Intangible assets, net	15,211	5,287
Goodwill	16,066	5,217
Operating lease right-of-use assets	1,022	1,030
Deferred transaction costs	-	4,125
Other assets	341	400
Total assets	$39,088	$18,748
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$10,833	$8,995
Accrued expenses and other current liabilities	10,325	4,519
Deferred purchase consideration	2,380	-
Notes payable	398	1,286
Notes payable - related parties	1,743	3,793
Simple agreements for future equity	-	1,512
Operating lease liabilities, current	428	318
Total current liabilities	26,107	20,423

Notes payable, noncurrent	200	-
Notes payable - related parties, noncurrent	1,082	-
Earnout liability	1,680	-
Deferred tax liability	320	86
Operating lease liabilities, noncurrent	1,024	1,280
Other noncurrent liabilities	3,145	-
Total liabilities	33,558	21,789

Redeemable convertible preferred stock	-	2,300

Stockholders’ equity (deficit)
Common stock, $0.00001 par value	-	-
Additional paid-in capital	109,987	78,421
Accumulated deficit	(104,457)	(83,762)
Total stockholders’ equity (deficit)	5,530	(5,341)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$39,088	$18,748

Mobix Labs, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2024	2023	2024	2023

Net revenue	$2,954	$433	$6,442	$1,224
Cost of revenue	1,282	432	3,890	1,620
Gross profit	1,672	1	2,552	(396)

Research and development	1,451	1,835	5,779	11,044
Selling, general and administrative	10,104	2,906	41,835	24,104
Impairment of long-lived assets	1,333	-	1,333	-
Loss from operations	(11,216)	(4,740)	(46,395)	(35,544)

Interest expense	350	2,169	1,582	3,355
Change in fair value of earnout liability	(1,280)	-	(31,879)	-
Change in fair value of PIPE make-whole liability	(708)	-	(830)	-
Change in fair value of SAFEs	-	127	10	655
Merger-related transaction costs expensed	-	-	4,009	-
Private placement costs	2,894	-	2,894	-
Other non-operating losses, net	(1,307)	-	282	-
Loss before income taxes	(11,165)	(7,036)	(22,463)	(39,554)
Provision (benefit) for income taxes	372	49	(2,429)	67
Net loss and comprehensive loss	(11,537)	(7,085)	(20,034)	(39,621)
Deemed dividend	-	-	661	-
Net loss available to common stockholders	$(11,537)	$(7,085)	$(20,695)	$(39,621)

Net loss per common share:
Basic	$(0.34)	$(0.42)	$(0.73)	$(2.71)
Diluted	$(0.35)	$(0.42)	$(0.75)	$(2.71)
Weighted-average common shares outstanding:
Basic	34,258,869	16,705,331	28,419,593	14,612,600
Diluted	34,956,411	16,705,331	29,483,021	14,612,600

Mobix Labs, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2024	2023	2024	2023
Computation of Adjusted Loss from Operations:
GAAP loss from operations	$(11,216)	$(4,740)	$(46,395)	$(35,544)
Depreciation	115	112	472	449
Amortization of aquisiton related intangible assets	426	210	1,543	841
Merger & acquisiton- related expenses	2,088	19	5,579	90
Inventory write-off	-	-	125	-
Stock-based compensation expense	3,615	1,089	21,383	15,476
Impairment of long-lived assets	1,333	-	1,333	-
Adjusted loss from operations	$(3,639)	$(3,310)	$(15,960)	$(18,688)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP gross profit:
GAAP net revenue	$2,954	$433	$6,442	$1,224
GAAP cost of revenue	1,282	432	3,890	1,620
GAAP gross profit	$1,672	$1	$2,552	$(396)
GAAP gross margin %	56.6%	0.2%	39.6%	-32.4%

Computation of Adjusted Gross Profit:
GAAP gross profit	$1,672	$1	$2,552	$(396)
Amortization of acquisition-related intangible assets	11	67	219	271
Inventory write-off	-	-	125	-
Stock-based compensation expense	(12)	(3)	15	31
Adjusted Gross Profit	$1,671	$65	$2,911	$(94)
Adjusted Gross Margin %	56.6%	15.0%	45.2%	-7.7%